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                               AMENDMENT NO. 1
                                      TO
                                  INDENTURE


        This Amendment No. 1 to Indenture is dated as of July 19, 1996 (the "Amendment") and amends that certain Indenture dated as of October 10, 1995 (the "Indenture") by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), the Guarantor named therein (the "Guarantor") and U.S. Trust Company of California, N.A., as trustee (the "Trustee").

                               R E C I T A L S:

        WHEREAS, the Company, the Gurantor and the Trustee entered into the Indenture as of October 10, 1995; and

        WHEREAS, the Company and the Guarantor wish to amend Section 12.1(d) of the Indenture without the consent of the Holders of the Senior Notes pursuant to Section 9.1 of the Indenture.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the Indenture is hereby amended as follows:

                              A G R E E M E N T

        1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

        2. Amendment of Section 12.1(d). Section 12.1(d) of the Indenture is hereby amended by the deletion in full of the third sentence of said Section 12.1(d). (The deleted sentence provides that "Notwithstanding the foregoing, however, in no event shall the obligations of any Subsidiary Guarantor under the Guarantee exceed 95% of the Consolidated Net Worth of such Subsidiary Guarantor.")

        3. No Action Required by Holders of Senior Notes. This Amendment shall be self-executing and the Indenture is hereby deemed amended in accordance with the terms hereof. The Holders of the Senior Notes need not take any action with respect to this Amendment.

        4. Full Force and Effect. Except as provided in this Amendment, all of the terms and provisions of the Indenture shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

        5. Governing Law. The internal laws of the State of New York shall govern and be used to construe this Amendment without giving regard to principles of conflict of laws thereof.

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        6.  Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                                  SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Indenture to be duly executed as of the date first written above.

                                    HORSESHOE GAMING, L.L.C.

                                    By: Horseshoe Gaming, Inc., its Manager

                                    By: /s/ Jack B. Binion
                                        -----------------------------------
                                        Name:   Jack B. Binion
                                        Title:  Chief Executive Officer


                                    ROBINSON PROPERTY GROUP LIMITED
                                    PARTNERSHIP

                                    By: Horseshoe GP, Inc., its General Partner

                                    By: /s/ Jack B. Binion
                                         -----------------------------------
                                        Name:   Jack B. Binion
                                        Title:  Chief Executive Officer


                                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                    as Trustee

                                    By: /s/ Sandra H. Leess
                                        -----------------------------------
                                        Name:   Sandra H. Leess
                                        Title:  Senior Vice President


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